EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the combined consolidated financial statements of Paramount Predecessor dated August 26, 2014, appearing in the prospectus included in and filed pursuant to the Registration Statement on Form S-11, Registration No. 333-198392, of Paramount Group Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche, LLP
New York, NY
November 18, 2014